Exhibit 16.1

October 17, 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: FitLife Brands, Inc.
EIN No. 20-3464383

Commissioners:

We have read Item 4.01 of FitLife Brands, Inc.’s Form 8-K dated October 14, 2022, and we agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas